SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2005

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of SBC Communications Inc. (SBC) and AT&T Corp. (AT&T). The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with SBC treated as the acquirer and as if the acquisition of AT&T had been completed on January 1, 2005 for statement of income purposes and on September 30, 2005 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the SBC Form S-4 filed with the Securities and Exchange Commission (SEC) on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of SBC and AT&T adjusted to give effect to the AT&T acquisition. The pro forma amounts have been developed from (a) the unaudited consolidated financial statements of SBC contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2005, and (b) the unaudited consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2005.

As of the date of this document, SBC has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the AT&T assets to be acquired and the AT&T liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform AT&T data to SBC’s accounting policies. However, as indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, SBC has made certain adjustments to the historical book values of the assets and liabilities of AT&T to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of AT&T, as adjusted to reflect estimated fair values, recorded as goodwill and indefinite-lived intangibles. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once SBC has determined the final purchase price for AT&T and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for AT&T. There can be no assurance that such finalization will not result in material changes. Unaudited Pro Forma Condensed Combined Financial Statements will be provided with 75 days of the closing of the merger and will reflect our preliminary purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBC would have been had the AT&T acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the AT&T acquisition. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the full impact of a retention pool that AT&T established, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2005

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBC and AT&T.

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Historical		Pro Forma
	SBC	AT&T	Adjustments		Combined
Total Operating Revenues	$30,896	$20,395	$(1,293)	(c)	$49,998
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	13,176	11,797	(1,242)	(c)	23,653
			(78)	(d)
Selling, general and administrative	7,247	3,830	(140)	(d)	10,937
Depreciation and amortization	5,437	1,889	375	(b5)	7,622
			(79)	(g)
Asset impairment and net restructuring and other charges	-	35	-		35
Total Operating Expenses	25,860	17,551	(1,164)		42,247
Operating Income	5,036	2,844	(129)		7,751
Interest expense	1,051	538	(94)	(e)	1,495
Other income (expense) – net	644	(105)	-		539
Income Before Income Taxes	4,629	2,201	(35)		6,795
Provision for income taxes	1,498	845	(13)	(h)	2,330
Net Income	$3,131	$1,356	$(22)		$4,465

Basic Earnings Per Share:
Net Income	$0.95	$1.69			$1.14	(f)
Weighted Average Common Shares Outstanding (000,000)	3,300	801			3,926

Diluted Earnings Per Share:
Net Income	$0.95	$1.68			$1.13	(f)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,311	809			3,943

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

September 30, 2005

Dollars in millions except per share amounts

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2005

	Historical		Pro Forma
	SBC	AT&T	Adjustments		Combined
Assets
Current Assets
Cash and cash equivalents	$433	$2,837	$(1,044)	(a)	$2,226
Accounts receivable – net	5,229	2,994	-		8,223
Other current assets	2,440	1,562	-		4,002
Total current assets	8,102	7,393	(1,044)		14,451
Property, Plant and Equipment – Net	48,440	10,845	-		59,285
Goodwill and Other Intangibles – Net	2,172	5,043	16,710	(b5)	18,882
			(5,043)	(b5)
Investments in Equity Affiliates	1,828	-	-		1,828
Investments in and Advances to Cingular Wireless	31,117	-	-		31,117
Other Assets	12,445	6,427	(772)	(b2)	18,100
Total Assets	$104,104	$29,708	$9,851		$143,663

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$5,386	$522	$-		$5,908
Other current liabilities	12,910	6,501	-		19,411
Total current liabilities	18,296	7,023	-		25,319
Long-Term Debt	17,822	7,160	1,045	(b3)	26,027
Other Noncurrent liabilities	27,807	7,650	1,741	(b2)	37,198
Total Noncurrent liabilities	45,629	14,810	2,786		63,225

Stockholders’ Equity
Common shares issued	3,433	803	(803)	(b4)	4,059
			626	(b1)
Capital in excess of par value	13,001	26,787	(25,743)	(b4)	27,315
			(1,044)	(a)
			14,314	(b1)
Retained earnings (deficit)	28,742	(19,824)	19,824	(b4)	28,742
Treasury shares (at cost)	(4,418)	-	-		(4,418)
Accumulated other comprehensive income	(579)	109	(109)	(b4)	(579)
Total stockholders’ equity	40,179	7,875	7,065		55,119
Total Liabilities and Stockholders’ Equity	$104,104	$29,708	$9,851		$143,663

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

September 30, 2005

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SBC and AT&T, after giving effect to the merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending AT&T acquisition on SBC. On January 31, 2005, SBC and AT&T jointly announced the execution of the merger agreement, pursuant to which SBC would acquire AT&T in a transaction in which each share of AT&T common stock, par value of $1.00, would be converted into and exchanged for 0.77942 of a share of SBC common stock (equivalent to approximately 626 million shares, or 19% of the shares of SBC common stock that were outstanding at September 30, 2005). Based on the average closing price of SBC common stock for the two days prior to, including, and two days subsequent to the public announcement of the merger (January 31, 2005) of $23.87, the purchase price would be approximately $14,940. After the AT&T acquisition, AT&T will be a wholly-owned subsidiary of SBC. Upon the closing, SBC will adopt the corporate name of AT&T, Inc.

The transaction has been approved by the board of directors of each company and was approved by the shareholders of AT&T on June 30, 2005. On October 27, 2005, the proposed SBC-AT&T merger received clearance from the U.S. Department of Justice (DOJ) after an exhaustive review of the merger’s potential impact on relevant product and geographic markets. The DOJ required divestiture (through 10-year indefeasible rights of use) of AT&T’s interest in fiber serving certain specified commercial buildings where SBC and AT&T were the only facilities-based providers. The DOJ found that there were no competitive concerns that would warrant precluding the merger from being completed. On October 31, 2005, the Federal Communications Commission also approved the acquisition of AT&T with conditions that were voluntarily proposed by SBC. The final order has not yet been released and the specific language describing the conditions are not available, but the conditions imposed on the merged company relate to: Unbundled Network Elements (UNE), DS1 and DS3 (high capacity transport services) and special access pricing; how to account for AT&T collocation arrangements; special access reporting; Internet backbone peering arrangements; Alaska-related concerns; and annual certifications. The transaction remains subject to review by the California Public Utilities Commission (CPUC). In October, two commissioners of the CPUC issued a proposed decision that concluded the transaction would generally have no adverse effect on competition (except to a limited extent in the special access market) and recommended approval of the merger with certain conditions. The CPUC is scheduled to vote on merger approval on November 18, 2005. We expect the transaction to close in late 2005.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of SBC’s and AT&T’s operations. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the full impact of a retention pool that AT&T established, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by SBC as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). For more information on estimated cost savings, and revenue synergies, see “The Merger – SBC’s Reasons for the Merger” and

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

September 30, 2005

Dollars in millions except per share amounts

“The Merger – AT&T’s Reasons for the Merger” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it. The Unaudited Pro Forma Condensed Balance Sheet reflects the merger as if it had been effective on September 30, 2005. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the merger as if it had been in effect on January 1, 2005.

Note 2. Pro Forma Adjustments

(a)

The Pro Forma Condensed Combined Balance Sheet has been adjusted to record the special dividend of $1.30 per share to be paid by AT&T to AT&T shareholders prior to the closing of the merger. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the dividend is calculated based on 803 million AT&T shares outstanding as of September 30, 2005. However, the actual dividend paid will be based on AT&T shares outstanding on the record date for payment of the dividend.

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and Other Intangibles – Net” as follows:

	Common Stock	Additional Capital	Total
Total consideration: Issuance of SBC common stock to AT&T shareholders	$626	$14,314	$14,940	(b1)

Preliminary estimate of fair value of identifiable net assets acquired:
AT&T’s equity			$7,875
Special dividend to AT&T shareholders			(1,044)	(a)
AT&T’s adjusted Equity			$6,831	(b4)
Elimination of AT&T goodwill and intangibles			(5,043)	(b5)
Preliminary estimate of fair value adjustment of AT&T long-term debt			(1,045)	(b3)
Preliminary estimate of fair value adjustment of AT&T pension and postretirement plans			(2,513)	(b2)
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$(1,770)
Goodwill and Other Intangibles – Net			$16,710	(b5)

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

September 30, 2005

Dollars in millions except per share amounts

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $14,940 calculated as follows:

AT&T shares outstanding at September 30, 2005	803,013,312
Exchange ratio	0.77942
SBC shares to be issued	625,884,636

Price per share [1]	$23.87
Aggregate value of SBC consideration	$14,940

Value attributed to par at $1 par value	$626
Balance to capital in excess of par value	$14,314

1 Price per share is based on the average closing price of SBC common stock for the two days prior to, including and two days subsequent to the public announcement of the merger.

It is assumed that all stock will be new issuances. However, SBC may issue treasury shares for a portion of the required SBC common stock. The actual number of newly issued shares of SBC common stock or treasury shares to be delivered in connection with the merger will be based upon the number of AT&T shares issued and outstanding when the merger closes.

(b2)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect AT&T’s pension and postretirement benefit plans at fair value. The total adjustment of $2,513 represents unrecognized net loss of $941 and $1,233 and unrecognized prior services costs of $314 and $25 for AT&T’s pension and postretirement plans, respectively, as of September 30, 2005. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(b3)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report AT&T’s long-term debt at fair value. The estimated fair value of AT&T’s long-term debt (including current maturities of long-term debt) was $8,392 at September 30, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on AT&T’s debt ratings at that time. The carrying value of AT&T’s long-term debt (including current maturities of long-term debt) was $7,347 at September 30, 2005, resulting in a total increase to debt of $1,045. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b4)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of AT&T.

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

September 30, 2005

Dollars in millions except per share amounts

(b5)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the elimination of AT&T’s historical goodwill and other purchased intangibles. The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of September 30, 2005, especially for property, plant and equipment (PP&E). The remaining unallocated purchase price was allocated to “Goodwill and Other Intangibles – Net.”

Of the total amount allocated to “Goodwill and Other Intangibles – Net,” SBC has tentatively identified approximately $1,500 for customers acquired with a straight-line asset life of three years (amortization of this intangible is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income). However, the final purchase price allocation, based on third party appraisals, may result in different allocations for tangible and intangible assets than that presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes as an example that gives the estimated annual impact on pro forma net income for every incremental $1,000 that is allocated to amortizable intangibles or PP&E with various lives.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
3	$333	$206	$0.05
10	100	62	0.02
20	50	31	0.01

(c)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(d)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of AT&T’s pension and postretirement plans to fair value (see note b2). The adjustment reflects the elimination of amounts recorded by AT&T in 2005 for amortization of unrecognized prior service costs of $94 for the first nine months and amortization of losses of $124 for the first nine months for pension and postretirement benefits.

(e)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of AT&T’s long-term debt to fair value (see note b3). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(f)

Pro forma combined basic earnings per common share are based on the historical SBC weighted average shares outstanding during the first nine months ended September 30, 2005 of 3.30 billion and the assumption that the 626 million shares assumed to be issued by SBC (see note b1) were

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

September 30, 2005

Dollars in millions except per share amounts

outstanding for all of the first nine months ended September 30, 2005, calculated using net income for the corresponding period.

Pro forma combined diluted earnings per common share are based on the historical SBC weighted average shares with dilution outstanding during the first nine months ended September 30, 2005 of 3.31 billion and the assumption that 632 million shares and equivalents (626 million shares assumed to be issued by SBC plus 8 million AT&T weighted average common stock equivalents converted at the exchange ratio of 0.77942) were outstanding for all of the first nine months ended September 30, 2005, calculated using net income for the corresponding period.

(g)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of AT&T’s historical intangible asset amortization due to the elimination of AT&T’s historical intangible assets (see note b5).

(h)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (g) above and the amortization impact of item (b5). The aggregate pre-tax effect of these adjustments was $13 for the first nine months, reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the SBC marginal tax rate of 38.05%.

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.